As filed with the Securities and Exchange Commission on May 25, 2021

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SUMMER INFANT, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1994619
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1275 Park East Drive

Woonsocket, Rhode Island 02895

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2012 Incentive Compensation Plan

(Full title of the plan)

Bruce Meier
Interim Chief Financial Officer
c/o Summer Infant, Inc.
1275 Park East Drive

Woonsocket, Rhode Island 02895

(Name and address of agent for service)

(401) 671-6550

(Telephone number, including area code, of agent for service)

Copies to:

Elizabeth W. Fraser, Esq.
Greenberg Traurig, LLP
One International Place
Boston, MA 02110
Telephone: (617) 310-6237

Facsimile: (617) 310-6001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant ha elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	186,000	$11.26	$2,094,360.00	$228.49

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s Common Stock that become issuable under the Amended and Restated 2012 Incentive Compensation Plan (the “2012 Plan”), by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of the registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act using the average of the high and low sales prices of the registrant’s Common Stock as reported on The NASDAQ Capital Market on May 21, 2021.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement (this “Registration Statement”) is being filed to register an additional 186,000 shares of the registrant’s common stock which may be offered or sold from time to time pursuant to the registrant’s Amended and Restated 2012 Incentive Compensation Plan (the “2012 Plan”). Pursuant to General Instruction E of Form S-8, the registrant hereby incorporates by reference the contents of the registrant’s (i) Registration Statement on Form S-8 (File No. 333-191405), which was filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2013, and (ii) Registration Statement on Form S-8 (File No. 333-206683), which was filed with the Commission on August 31, 2015, except as supplemented by the information below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number	Description

5.1	Opinion of Greenberg Traurig, LLP

10.1	Amended and Restated 2012 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the Commission on May 20, 2021)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Greenberg Traurig, LLP (contained in the opinion filed as Exhibit 5.1 to this registration statement)

24.1	Power of Attorney (included on signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woonsocket, State of Rhode Island, on this 25th day of May, 2021.

SUMMER INFANT, INC.

By:	/s/ Bruce Meier
Bruce Meier
Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Meier and Stuart Noyes as such person’s true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stuart Noyes	Chief Executive Officer and Director	May 25, 2021
Stuart Noyes	(Principal Executive Officer)

/s/ Bruce Meier	Interim Chief Financial Officer	May 25, 2021
Bruce Meier	(Principal Financial and Accounting Officer)

/s/ Robin Marino	Chairwoman of the Board	May 25, 2021
Robin Marino

/s/ Evelyn D’An	Director	May 25, 2021
Evelyn D’An

/s/ Alan Mustacchi	Director	May 25, 2021
Alan Mustacchi

/s/ Drew Train	Director	May 25, 2021
Drew Train

/s/ Stephen J. Zelkowicz	Director	May 25, 2021
Stephen J. Zelkowicz